AUDIOVOX (R)

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 1995
                            ------------------------

                                                             Hauppauge, New York
                                                                  March 24, 1995

To the Stockholders of
    AUDIOVOX CORPORATION:

    The Annual Meeting of Stockholders of Audiovox Corporation (the "Company") will be held on May 10, 1995 at the Company's headquarters, 150 Marcus Boulevard, Hauppauge, New York, at 10 A.M., Local Time, for the following purposes:

        1. To elect a Board of eight Directors;

        2. To approve the adoption of a CEO Bonus Plan; and,

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on March 13, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. The stock transfer books of the Company will not be closed.

    A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be kept open at the offices of the Company's headquarters, for examination by any stockholder during ordinary business hours for a period of ten (10) days immediately prior to the meeting.

    You are urged to attend the meeting if possible. Whether or not you expect to attend the meeting please complete, date and sign the enclosed Proxy Card and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is voted.

    A copy of the Annual Report for the year ended November 30, 1994, a Proxy Statement and Proxy Card accompany this notice.

                                                   AUDIOVOX CORPORATION
                                           By order of the Board of Directors,
                                                    CHRIS LIS JOHNSON,
                                                        Secretary

                              AUDIOVOX CORPORATION
                              150 MARCUS BOULEVARD
                           HAUPPAUGE, NEW YORK 11788
                            ------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 1995
                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is submitted in connection with a solicitation of proxies by the Board of Directors of Audiovox Corporation, (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on May 10, 1995 at the Company's headquarters, 150 Marcus Boulevard, Hauppauge, New York at 10:00 A.M. Local Time and at any adjournments thereof. Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by written notice to the Secretary of the Company or attendance at the Annual Meeting of Stockholders and oral notice to the Secretary of such revocation); once voted, however, proxies may not be retroactively revoked. Duly executed proxies received prior to the meeting will be voted in accordance with the specifications therein. This Proxy Statement and form of proxy are being mailed to stockholders beginning approximately March 29, 1995. The cost of preparing, assembling and mailing this Proxy Statement and each accompanying proxy is to be borne by the Company. The Company may, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals.

                         OUTSTANDING VOTING SECURITIES

    The Company has two classes of capital stock outstanding: Class A Common Stock, par value $.01 per share and Class B Common Stock, par value $.01 per share. As of March 13, 1995, there were issued and outstanding 6,777,788 shares of Class A Common Stock and 2,260,954 shares of Class B Common Stock. Proxies are solicited to give all stockholders of record on the books of the Company at the close of business on March 13, 1995 an opportunity to vote on matters that come before the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. The holders of the Class A Common Stock are entitled to vote for the election of two of eight directors and for all other matters properly presented to the meeting. The holders of the Class B Common Stock are entitled to vote for the election of six of eight directors and for all other matters properly presented to the meeting.

                                  RECORD DATE

    Only stockholders of record at the close of business on March 13, 1995 will be entitled to vote at the Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth as of March 13, 1995, certain information with respect to the beneficial ownership of any Class of Common Stock by all stockholders known by the Company to own beneficially more than five percent (5%) of the outstanding shares of any Class of Common Stock, each director, nominee for director, each executive officer and all directors and executive officers of the Company as a group:

                                                         TITLE OF CLASS
                                                            OF COMMON       SOLE VOTING OR    PERCENT OF
    NAME AND ADDRESS(1)                                     STOCK(2)       INVESTMENT POWER    CLASS(3)
- ------------------------------------------------------   ---------------   ----------------   ----------
John J. Shalam(3).....................................       Class A           5,249,960         58.1
150 Marcus Blvd.                                             Class B           1,883,198         83.3
  Hauppauge, NY
Philip Christopher....................................       Class A             265,154          3.0
150 Marcus Blvd.                                             Class B             260,954         11.5
  Hauppauge, NY
All directors and officers as a group (10 persons)....       Class A           5,515,614         61.0
                                                             Class B           2,144,152         94.8

- ------------

(1) Cede & Co., nominee of Depository Trust Co., 55 Water Street, New York, New
    York 10041, was the record owner of         shares of Class A Common Stock
    and it is believed that none of such shares was beneficially owned.

(2) Includes as beneficially owned for each person listed those shares of Class A Common Stock into which Class B Common Stock beneficially owned by such person may be converted upon the exercise of the conversion right of the Class B Common Stock.

(3) The amount shown excludes 116,802 shares of Class B Common Stock held in three irrevocable trusts for the benefit of Marc, David and Ari Shalam, the children of John J. Shalam, with respect to which shares Mr. Shalam disclaims any beneficial ownership.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

NOMINEES FOR ELECTION OF DIRECTORS

    Each of the nominees for director named below, other than Ann M. Boutcher, has served as a member of the present Board of Directors since the last meeting of stockholders and each has served continuously since the year indicated. The directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

    If any nominee becomes unable or unwilling to accept nomination or election, the proxies will be voted for another person, designated by the Board of Directors. Management has no reason to believe that any of said nominees will be unable or unwilling to serve if elected to office.

    The following persons have been nominated and are proposed to be elected:

                                                                                        DIRECTOR
    NAME AND PRINCIPAL OCCUPATION                                                AGE     SINCE
- ------------------------------------------------------------------------------   ---    --------
CLASS A DIRECTORS
Gordon Tucker
  Rabbi, Temple Israel Center of White Plains, New York.......................   42       1987
Irving Halevy
  Industrial Relations Consultant.............................................   78       1987

CLASS B DIRECTORS
John J. Shalam
  President and Chief Executive Officer.......................................   61       1987
Philip Christopher
  Executive Vice President....................................................   46       1987
Charles M. Stoehr
  Senior Vice President and Chief Financial Officer...........................   48       1987
Martin Novick
  Vice President..............................................................   59       1987
Patrick M. Lavelle
  Group Vice President........................................................   43       1993
Ann M. Boutcher
  Vice President, Marketing...................................................   43       --

    Gordon Tucker has served as a director of the Company since 1987. Since August 1994, Dr. Tucker has been Rabbi of Temple Israel Center of White Plains, New York, and since 1979, has also been an Assistant Professor of Philosophy at the Jewish Theological Seminary of America. From 1984 through 1992, he was also Dean of the Rabbinical School at the Seminary.

    Irving Halevy has served as a director of the Company since 1987. Mr. Halevy is a retired professor of Industrial Relations and Management at Fairleigh Dickinson University where he taught from 1952 to 1986. He also is a panel member of the Federal Mediation and Conciliation Service.

    John J. Shalam has served as President and Chief Executive Officer and a Director of the Company since 1987. Mr. Shalam also serves as president and a director of most of the Company's operating subsidiaries. From 1960 to 1987, Mr. Shalam was President and a Director of the Company's predecessor, Audiovox Corp.

    Philip Christopher, Executive Vice President of the Company, has been with the Company since 1970 and has held his current position since 1983. Prior thereto he was Senior Vice President of the Company. Mr. Christopher has additional responsibility for the Company's cellular division, Audiovox Cellular Communications Co. He has been a director of the Company since 1987 and from 1973 through 1987 was a director of the Company's predecessor, Audiovox Corp.

    Charles M. Stoehr has been Chief Financial Officer since 1979, was elected Senior Vice President in 1990. Mr. Stoehr has been a director of the Company since 1987. From 1979 through 1990, Mr. Stoehr was a Vice President of the Company.

    Martin Novick has been a Vice President of the Company since 1979 and has been a director since 1987. As of May 1994, Mr. Novick was appointed Vice President of the Consumer Electronics Group which is responsible for marketing and selling the Company's Automotive Electronic Products to the mass merchant and national chain market.

    Patrick M. Lavelle has been a Vice President of the Company since 1982. In 1994, Mr. Lavelle was appointed Group Vice President of the Company's Automotive Electronics Division with responsibility for marketing and selling the Auto Sound, Auto Security and Accessory product lines. Mr. Lavelle was elected to the Board of Directors in 1993.

    Ann M. Boutcher has been a Vice President of the Company since 1984. Ms. Boutcher's responsibilities include the development and implementation of the Company's advertising, sales promotion and public relations programs.

    Harold Bagwell has elected not to stand for re-election to the Board of Directors at the annual meeting of Stockholders. Mr. Shalam and the Board of Directors have expressed their appreciation of Mr. Bagwell's past service.

    MANAGEMENT RECOMMENDS VOTING "FOR" THE ELECTION OF TUCKER, HALEVY, SHALAM, CHRISTOPHER, STOEHR, LAVELLE, NOVICK AND BOUTCHER AS DIRECTORS. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES.

                    RECENT HISTORY AND CERTAIN TRANSACTIONS

    The Company leases or has leased certain of its office, warehouse and distribution facilities from certain executive officers of the Company or from entities in which such individuals own a controlling interest. The following table identifies leases to which any such executive officer or entity is a party and which, either alone or when combined with all other leases in which such executive officer has an interest, involve more than $60,000. The table identifies the property which is subject to such lease, the owner of such property, and the amount of rent paid by the Company during the fiscal year ended November 30, 1994.

             PROPERTY                      EXPIRATION             OWNER OF       RENT PAID DURING
             LOCATION                         DATE                PROPERTY       FISCAL YEAR 1994
- -----------------------------------   ---------------------   ----------------   ----------------
150 Marcus Blvd....................   October 31, 1996        John J. Shalam         $396,500
Hauppauge, NY
16808 Marquardt....................   January 31, 1996        Marquardt               175,000
Cerritos, CA                                                  Associates(1)
331-335 Sherwee Dr.................   January 31, 1999        Harold Bagwell           61,000
Raleigh, NC

- ------------

(1) Marquardt Associates is a California partnership comprised of four individuals including John J. Shalam, who owns 60% of the partnership, Philip Christopher, who owns 10%, James Wohlberg who owns 5%, and John J. Shalam's brother-in-law who owns 25%.

    The Company believes that the terms of each of the foregoing leases are no less favorable to the Company than those which could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between the Company and such persons in the future, such conflicts will be resolved by a committee of independent directors.

THE BOARD OF DIRECTORS AND COMMITTEES

  Board of Directors

    The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a standing nominating committee. The Board of Directors held nine meetings and acted on consent twice during the fiscal year ended November 30, 1994. All incumbent directors attended 75% or more of the aggregate number of Board and related committee meetings during the year.

  Executive Committee

    The Executive Committee which held one meeting and acted on consent twice during fiscal 1994, consists of five members, namely, John J. Shalam, Philip Christopher, Charles M. Stoehr, Gordon Tucker and Irving Halevy. The primary function of the Executive Committee is to act upon matters when the Board is not in session. The Committee has full power and authority of the Board in the management and conduct of the business and affairs of the Company.

  Audit Committee

    The Audit Committee, which held one meeting in fiscal 1994, consists of two members, namely Mr. Gordon Tucker and Mr. Irving Halevy. The Audit Committee reviews and approves the accounting principles and policies of the Company and the appropriate internal control procedures, supervises the

Company's independent auditors and exercises all other powers normally associated with an audit committee of a publicly held company.

  Compensation Committee

    The Compensation Committee, which held four meetings and acted on consent once during fiscal 1994, consists of two members, namely, Messrs. Halevy and Tucker. The Compensation Committee recommends to the Board of Directors remuneration arrangements for senior management and the directors, approves and administers other compensation plans, including the profit sharing plan of the Company, in which officers, directors and employees participate.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table sets forth a summary for the 1994, 1993 and 1992 fiscal years of all compensation paid to the Chief Executive Officer and the four most highly compensated executive officers whose individual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL
                                                                 COMPENSATION
                                                             --------------------
                       (A)                                                                 (E)
- --------------------------------------------------   (B)       (C)         (D)       ---------------
                NAME AND PRINCIPAL                   ----    --------    --------       ALL OTHER
                     POSITION                        YEAR     SALARY      BONUS      COMPENSATION(1)
- --------------------------------------------------   ----    --------    --------    ---------------
John J. Shalam, Chief Executive Officer...........   1994    $398,077    $645,920
                                                     1993     430,385       0            $ 4,306
                                                     1992     345,769       0              2,145

Philip Christopher, Executive Vice President......   1994     150,000     695,005
                                                     1993     450,000      39,531          4,568
                                                     1992     354,700       0              2,441

Charles M. Stoehr, Senior Vice President,                     238,461     288,398
  Chief Financial Officer.........................   1994     250,000      71,915          3,318
                                                     1993     224,147       0              1,437
                                                     1992

Patrick Lavelle, Vice President...................   1994     125,000     218,400
                                                     1993     125,000     198,731          2,825
                                                     1992     125,000     155,275          1,894

Harold Bagwell, Vice President....................   1994      94,200     359,635
                                                     1993      90,000     459,665          4,711
                                                     1992      90,000     184,562          1,715

- ------------

(1) Amounts shown represent actual and, for fiscal 1994, estimated contributions by the Company to the Audiovox Corporation Profit Sharing and 401(K) Plan allocated or to be allocated to the accounts of the respective officers for the fiscal years indicated.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                            (A)                                      (B)                  (C)
- -----------------------------------------------------------   -----------------    -----------------
                                                                  NUMBER OF
                                                                 SECURITIES            VALUE OF
                                                                 UNDERLYING           UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS AT           OPTIONS AT
                                                              NOVEMBER 30, 1994    NOVEMBER 30, 1994
                                                              -----------------    -----------------
                                                                EXERCISABLE/         EXERCISABLE/
                           NAME                                 UNEXERCISABLE        UNEXERCISABLE
- -----------------------------------------------------------   -----------------    -----------------
John J. Shalam.............................................         --                 --
Philip Christopher.........................................          0/75,000             0/0
Charles M. Stoehr..........................................     30,000/30,000             0/0
Patrick Lavelle............................................       5,000/5,000             0/0
Harold Bagwell.............................................       5,000/3,000             0/0

- ------------

(1) No options were exercised by the named individuals in fiscal 1994 and none were in the money at November 30, 1994.

                           COMPENSATION OF DIRECTORS

    For their service, members of the Board of Directors who are not salaried employees of the Company receive an annual retainer of $10,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently is composed of two outside directors, Gordon Tucker and Irving Halevy.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO: THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors which consists entirely of independent outside directors, has furnished the following report on executive compensation.

    The Compensation Committee exercises the power and authority of the Board of Directors with respect to the Compensation of the Company's employees. It administers the Company's stock options and restricted stock plans, reviews compensation levels of executive officers and evaluates the performance of the Company's executive officers.

    The Company's policy on executive compensation is to provide competitive salaries based on both corporate and individual performance which will attract, motivate and retain executives with superior abilities. The Company does not have any employment agreements with its executive officers.

    Corporate performance is evaluated in terms of the attainment of corporate objectives measured by increased revenues from operations and increased stockholders' equity over the prior fiscal year. The

Committee has taken particular note of management's success in maintaining the Company's profitability and negotiating and consummating the public offering of the Company's joint venture, CellStar Corporation.

    Individual performance is based upon the performance of each executive officer and the division for which he is responsible. Base salaries for the Company's executive officers are fixed at levels consistent with the competitive amounts paid to senior executives with comparable qualifications at companies engaged in the same or similar businesses. However, certain executive officers compensation, such as Messrs. Christopher, Lavelle and Bagwell, is closely tied to the individual executive's success in achieving financial performance goals within his division. The bonuses paid to Messr. Christopher, Lavelle and Bagwell for fiscal 1994 were based on the profits achieved in each of their respective divisions. The bonuses paid to Mr. Shalam and Mr. Stoehr for fiscal 1994 were in recognition of their outstanding effort in negotiating and consummating the CellStar public offering and the resultant sale of the Company's shares in CellStar.

    The Compensation Committee has fixed the base salary of the Chief Executive Officer based on competitive compensation data, the Committee's assessment of Mr. Shalam's past performance and its expectation as to his future contributions in guiding and directing the Company and its business. In light of Section 162(m) of the Internal Revenue Code, which imposes a limitation on the deductibility of compensation paid to certain executive officers, the Committee has adopted, subject to stockholder approval, a bonus plan for Mr. Shalam which provides for payment of a bonus based on the pre-tax profits of the Company and its subsidiaries. This plan, if approved by the Stockholders, would provide for payment of a performance-based bonus to Mr. Shalam commencing with the fiscal year ending November 30, 1995.

                                          IRVING HALEVY
                                          GORDON TUCKER

                     COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                       RETURN OF COMPANY, PEER GROUP AND
                                  BROAD MARKET

    The following graph illustrates a five year comparison of cumulative shareholder return among the Company, the American Stock Exchange Index (AMEX Market Index) and the Standard Industrial Code Electrical Goods Group (SIC Code Index).

                    1989       1990      1991      1992        1993       1994

AUDIOVOX CORP.     $100.00    $45.45    $54.55    $209.09     $631.82    $259.09

AMEX MARKET INDEX  $100.00    $87.94   $116.27    $162.55     $178.77    $172.17

SIC CODE INDEX     $100.00    $85.44   $100.27    $107.90     $124.51    $118.51


    The annual changes for the five year period are based on the assumption that $100 had been invested on December 1, 1989, and that all quarterly dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on November 30, 1994.

                     PROPOSAL TO APPROVE THE CEO BONUS PLAN

                           (Item 2 on Proxy Card)

    The Compensation Committee of the Board of Directors has adopted a performance based compensation plan for the Company's Chief Executive Officer which provides for payment of a bonus to him at the end of each fiscal year, commencing with the fiscal year ending November 30, 1995 (the "CEO Bonus Plan"). The CEO Bonus Plan is a performance based compensation plan designed to meet the requirements for an exception from the limitations of Section 162(m) of the Internal Revenue Code ["Sec.162(m)], which limits the corporate Federal income tax deduction that would otherwise be available for compensation paid by the Company to certain executive officers, including the Chief Executive Officer, in certain circumstances. The CEO Bonus Plan is now being presented to the stockholders for approval.

ADMINISTRATION OF THE PLAN

    The CEO Bonus Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed entirely of non-employee outside directors of the Company who meet the qualification requirements of Sec.162(m). The Committee has established, prior to the commencement of the fiscal year ended November 30, 1995 a performance goal under the CEO Bonus Plan. The Committee reserves the right to terminate the CEO Bonus Plan at any time or to amend it subject to the requirements of Sec.162(m) and retains the discretion to reduce any payment under the plan even if the performance goal is met.

ELIGIBILITY

    Participation in the CEO Bonus Plan is limited to Mr. John J. Shalam, the Chief Executive Officer of the Company.

DETERMINATION OF BONUS

    The Chief Executive Officer will be eligible for an annual cash bonus equal to three (3%) percent of the Company's and its subsidiaries' annual pre-tax profits. For purposes of this plan, pre-tax profits shall mean the Company's and its subsidiaries' net profit before extraordinary items, other non-recurring transactions and income taxes of the Company for each fiscal year determined in accordance with generally accepted accounting principles.

    The Board of Directors believes that it is in the best interest of the Company and its shareholders to preserve the tax deductibility, under Sec.162(m), of certain compensation paid to the Company's Chief Executive Officer.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S CEO BONUS PLAN.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    The Board has again appointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending November 30, 1995. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he so desires.

                                 OTHER MATTERS

    Management does not know of any matters to be presented for action at the meeting other than as set forth in Items 1 and 2 of the Notice of Annual Meeting. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting of stockholders currently scheduled for May 10, 1996, must be received by the Secretary of the Company not later than November 29, 1995 for inclusion in the proxy statement. The proposals must comply with all applicable statutes and regulations.

                    REQUEST TO VOTE, SIGN AND RETURN PROXIES

    If you do not intend to be present at the Annual Meeting of Stockholders on May 10, 1995, please vote, date and sign the enclosed proxy, and return it in the accompanying envelope, at your earliest convenience.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY STOCKHOLDER, INCLUDING ANY BENEFICIAL OWNER, ENTITLED TO VOTE AT THE MEETING. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF CHRIS LIS JOHNSON, THE COMPANY'S SECRETARY, 150 MARCUS BOULEVARD, HAUPPAUGE, NEW YORK 11788, TELEPHONE: (516) 231-7750.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                    CHRIS LIS JOHNSON
                                                        Secretary
                                                   Audiovox Corporation

Hauppauge, New York
March 24, 1995

                      AUDIOVOX CORPORATION (THE "COMPANY")
            PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK

   The undersigned appoints each of PHILIP CHRISTOPHER and CHARLES M. STOEHR proxies with power of substitution to vote for the undersigned at the Annual Meeting of Stockholders at the Company's headquarters, 150 Marcus Boulevard, Hauppauge, New York, on Thursday, May 10, 1995 at 10:00 A.M., and at any adjournment, granting power and authority to act on behalf of the undersigned at said meeting or any adjournment.

1. Election of Directors. To elect Directors as set forth in the Proxy
Statement.

       Class A Stockholders:
                       Gordon Tucker       Irving Halevy

       Class B Stockholders:

             John J. Shalam, Philip Christopher, Charles M. Stoehr Patrick M. Lavelle, Martin J. Novick, Ann M. Boutcher

 *(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE
                        OUT THAT NOMINEE'S NAME ABOVE.)

/ / FOR all nominees listed above.       / / WITHOLD authority to vote for all
                                             nominees listed above.

2. Proposal to Approve the CEO Bonus Plan

/ / FOR                  / / AGAINST                  / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. IF NO INSTRUCTION IS INDICATED, THE UNDERSIGNED'S VOTE WILL BE CAST IN FAVOR OF THE PROPOSALS. A MAJORITY OF THE PROXIES PRESENT AND ACTING AT THE MEETING IN PERSON OR BY SUBSTITUTE (OR IF ONLY ONE SHALL BE SO PRESENT, THEN THAT ONE) SHALL HAVE AND MAY EXERCISE ALL OF THE POWER AND AUTHORITY OF SAID PROXIES HEREUNDER. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED MARCH 24, 1995 AND A COPY OF THE ANNUAL REPORT FOR THE YEAR ENDED NOVEMBER 30, 1994.

  SHARES DESIGNATED BELOW ARE CLASS A COMMON STOCK UNLESS OTHERWISE INDICATED.

                                                      Dated          , 1995

                                                   ......................(L.S.)

                                                   ......................(L.S.)
                                                           SIGNATURE(S) OF
                                                            STOCKHOLDER(S)

                                                      NOTE: WHEN SIGNING AS
                                                      EXECUTOR, ADMINISTRATOR,
                                                      TRUSTEE, GUARDIAN, ETC.
                                                      PLEASE ADD FULL TITLE.
                                                      (SIGN EXACTLY AS NAME
                                                      APPEARS ON THIS PROXY.)

                                                      THIS PROXY IS SOLICITED BY
                                                       THE BOARD OF DIRECTORS.